Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Sagimet Biosciences Inc.

(Exact name of registrant as specified in its charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Series A Common Stock, $0.0001 par value per share	457(h)	72,898(2)	$17.19(3)	$1,253,116.62	$0.0001102	$138.09
Equity	Series A Common Stock, $0.0001 par value per share	457(h)	3,703,440(4)	$7.99(5)	$29,590,485.60	$0.0001102	$3,260.87
Equity	Series A Common Stock, $0.0001 par value per share	457(h)	2,585,968(6)	$16.00(7)	$41,375,488.00	$0.0001102	$4,559.58
Equity	Series A Common Stock, $0.0001 par value per share	457(h)	215,497(8)	$13.60(9)	$2,930,759.20	$0.0001102	$322.97
Total Offering Amounts					$75,149,849.42		$8,281.51
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$8,281.51

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of Series A common stock, $0.0001 par value per share (the “Common Stock”) of Sagimet Biosciences Inc. (the “Company”), which become issuable under the 2007 Equity Incentive Plan (the “2007 Plan”), the 2017 Equity Incentive Plan (the “2017 Plan”), the 2023 Stock Option and Equity Incentive Plan (the “2023 Plan”) and the 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)	Represents 72,898 shares of Common Stock issuable upon the exercise of outstanding stock options awards under the 2007 Plan as of the date of this Registration Statement. No further grants will be made under the 2007 Plan. To the extent outstanding options granted under the 2007 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2007 Plan, the number of shares underlying such awards will be available for future grant under the 2023 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $17.19, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2007 Plan as of the date of this Registration Statement.

(4)

Represents 3,703,440 shares of Common Stock issuable upon the exercise of outstanding stock options awards under the 2017 Plan as of the date of this Registration Statement. No further grants will be made under the 2017 Plan. To the extent outstanding options granted under the 2007 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2017 Plan, the number of shares underlying such awards will be available for future grant under the 2023 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $7.99, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2017 Plan as of the date of this Registration Statement.

(6)	Represents 2,585,968 shares of Common Stock reserved for issuance under the 2023 Plan. If awards outstanding under the 2007 Plan or 2017 Plan, as of the date of this Registration Statement, and the 2023 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2023 Plan. The 2023 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2023 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 4% of the outstanding shares on the immediately preceding December 31, or (ii) such lesser amount as determined by the compensation committee of the Company.
(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $16.00, the initial public offering price of the Company’s Common Stock set forth on the cover page of the Company’s prospectus dated July 13, 2023 relating to its initial public offering (the “IPO Price”).

(8)	Represents 215,497 shares of Common Stock reserved for future issuance under the 2023 ESPP. The 2023 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2023 ESPP on January 1, 2024, and each January 1 thereafter through January 1, 2033. The number of shares added each year will be equal to the lesser of: (i) 215,497 shares of our Common Stock, (ii) 1% of the outstanding shares on the immediately preceding December 31, or (iii) such lesser number of shares of Common Stock as determined by the administrator of the 2023 ESPP.
(9)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated on the basis of the IPO Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2023 ESPP.